Exhibit 99.1

Company Contact — Jim Dorsey BioClinica, Inc. 267-757-3040

Investor Contact — Linda Decker
Financial Media — Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700

Trade Media Contact — Brian Gawron
Diccicco Battista Communications
215-957-0300
FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES FOURTH QUARTER AND YEAR END 2009 FINANCIAL RESULTS
— Conference Call Today at 11:00 A.M. EST —
NEWTOWN, PA, February 10, 2010 — BioClinica™, Inc. (NASDAQ: BIOC), a global provider of clinical trial services, today announced its financial results for the quarter and year ended December 31, 2009. The operating results of Phoenix Data Systems (“PDS”) are included in the financial results following the acquisition of PDS that was completed March 24, 2008. The CapMed division, which was sold on January 6, 2009, was reclassified as a discontinued operation for all periods presented.
Financial highlights for the quarter ended December 31, 2009 include:
•	Service revenues were $14.9 million as compared with $15.0 million for the same period 2008.

•	GAAP income from continuing operations before interest and taxes was $1.6 million as compared with $2.3 million for the same period 2008.

•	GAAP income from continuing operations, net of taxes was $943,000, or $0.06 per fully diluted share, as compared with $1.7 million, or $0.11 per fully diluted share, for the same period 2008.

•	Non-GAAP income from continuing operations before interest and taxes was $2.0 million as compared with $2.4 million for the same period 2008.

•	Non-GAAP income from continuing operations, net of taxes was $1.2 million, or $0.08 per fully diluted share, as compared with $1.8 million, or $0.12 per fully diluted share, for the same period 2008.

•	Backlog was $98.7 million as of December 31, 2009 as compared with $96.5 million at September 30, 2009 and compared with $92.7 million as of December 31, 2008.
-more-

Financial highlights for the year ended December 31, 2009 include:
•	Service revenues reached a record $57.4 million as compared with $56.2 million for the same period 2008.

•	GAAP income from continuing operations before interest and taxes was $4.7 million as compared with $8.5 million for the same period 2008.

•	GAAP income from continuing operations, net of taxes was $3.0 million, or $0.20 per fully diluted share, as compared with $5.8 million, or $0.40 per fully diluted share, for the same period 2008.

•	Non-GAAP income from continuing operations before interest and taxes was $7.1 million as compared with $9.4 million for the same period 2008.

•	Non-GAAP income from continuing operations, net of taxes was $4.5 million or $0.30 per fully diluted share, as compared with $6.4 million, or $0.44 per fully diluted share, for the same period 2008.
Mark L. Weinstein, President and Chief Executive Officer of BioClinica said, “As we enter our twentieth year of business, I am extremely proud to be the CEO of BioClinica, a leader in our industry. We offer a suite of integrated services including medical image management, electronic data capture, data management, IVR/IWR, clinical supply optimization and other eClinical services. Despite difficult market conditions, we reflect positively upon the successes that we achieved during the last year, including record service revenue. Among the many highlights for the year were the acquisitions of Tourtellotte Solutions and CardioNow, as well as our rebranding into BioClinica. The two acquisitions complemented and increased our suite of services, and the integration of both companies into BioClinica has been very successful. BioClinica Optimizer, a clinical supply forecasting and optimization product, has an established presence in four of the top 10 pharmaceutical companies and there are many discussions underway with other companies. Additionally, our team is completing the development of our Trident IVR/IWR which will be launched this summer. Further, our rebranding has also met with great success, and I am pleased to note that our brand recognition today is as high as it was before the rebranding took place last April. Customers and potential customers alike have a high awareness level of our new name, and with that, comes the value of our brand equity that translates into high-quality, cost-effective and best-in-class solutions.”
“The increases in market activity that began late last year have continued into the first quarter of 2010 and have resulted in an increased level of proposal activity,” Mr. Weinstein continued. “Company-wide, we have increased and strengthened the component offerings in our suite of clinical trial services, and we have also benefited from the continued trends in the pharmaceutical industry to outsource their clinical trials services to companies such as BioClinica. With an established and growing global presence, 20 years of experience and a stellar reputation in the industry, we believe BioClinica will continue to benefit from these changing industry trends. Our balance sheet remains strong and we continue to seek acquisitions that will enable us to strengthen our products and services, while also helping us to increase our market share.”
Mr. Weinstein concluded, “With our strengthened offerings, increased proposal activity and our improved backlog, we expect full-year 2010 service revenue to be in the range of $61 to $65 million and non-GAAP EPS to be in the range of $0.33 to $0.37 per share, which equates to GAAP EPS in the range of $0.25 to $0.29 per share.”
-more-

Conference Call Information
Management of BioClinica, Inc. will host a conference call today at 11:00 a.m. EST. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct# 360; Replay ID# 342457. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.
Non-GAAP Financial Information
BioClinica is providing information on 2009 and 2008 non-GAAP income from continuing operations before interest and taxes, non-GAAP income from continuing operations, net of taxes and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial services. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, and clinical supply chain design and optimization solutions. BioClinica services maximize efficiency and manageability throughout all phases of the clinical trial process. With more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent form 10-Q.
— FINANCIAL TABLES TO FOLLOW —

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/09	12/31/08	12/31/09	12/31/08
Service revenues	14,851	14,956	57,393	56,181
Reimbursement revenues	5,366	2,737	15,330	12,935

Total revenues	$20,217	$17,693	$72,723	$69,116

Costs and expenses:
Cost of service revenues	9,024	8,995	35,630	32,446
Cost of reimbursement revenues	5,366	2,737	15,330	12,935
Sales & marketing expenses	2,113	2,043	8,052	7,860
General & admin. expenses	1,871	1,614	7,414	7,015
Amortization of intangible assets related to acquisitions	145	11	489	380
Restructuring charges	—	—	466	—
Merger & acquisition related costs	94	—	654	—

Total cost and expenses	18,613	15,400	68,035	60,636

Income from continuing operations before interest and taxes	1,604	2,293	4,688	8,480
Interest income (expense), net	(3)	74	28	422
Income tax provision	(658)	(702)	(1,757)	(3,111)

Income from continuing operations, net of taxes	943	1,665	2,959	5,791
Loss from discontinued operations, net of taxes	—	(1,836)	—	(3,001)

Net income (loss)	943	(171)	2,959	2,790

Basic earnings per share:
Income from continuing operations	$0.07	$0.12	$0.21	$0.42

Loss from discontinued operations	$—	$(0.13)	$—	$(0.22)

Net income (loss)	$0.07	$(0.01)	$0.21	$0.20

Weighted average number of shares — basic	14,358	14,341	14,354	13,752

Diluted earnings per share:
Income from continuing operations	$0.06	$0.11	$0.20	$0.40

Loss from discontinued operations	$—	$(0.12)	$—	$(0.21)

Net income (loss)	$0.06	$(0.01)	$0.20	$0.19

Weighted average number of shares — diluted	15,158	14,764	15,100	14,469
-more-

BIOCLINICA, INC. AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation (1)
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/09	12/31/08	12/31/09	12/31/08
GAAP income from continuing operations before interest and taxes	1,604	2,293	4,688	8,480
Stock-based compensation*	161	111	760	563
Amortization of intangible assets related to acquisitions	145	11	489	380
Restructuring charges	—	—	466	—
Merger & acquisition related costs	94	—	654	—

Non-GAAP income from continuing operations before interest and taxes	2,004	2,415	7,057	9,423

GAAP income from continuing operations, net of taxes	943	1,665	2,959	5,791
Stock-based compensation, net of taxes	91	78	480	366
Amortization of intangible assets related to acquisitions, net of taxes	85	8	309	247
Restructuring charges, net of taxes	—	—	295	—
M&A related cost, net of taxes	49	—	413	—

Non-GAAP income from continuing operations, net of taxes	1,168	1,751	4,456	6,404

GAAP diluted earnings per share:
Income from continuing operations	$0.06	$0.11	$0.20	$0.40

Non-GAAP diluted earnings per share:
Income from continuing operations	$0.08	$0.12	$0.30	$0.44

* Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	127	87	598	443
Sales and marketing expenses	17	12	81	60
General and admin. expenses	17	12	81	60

Total stock-based compensation	161	111	760	563

(1)	This table presents a reconciliation of GAAP to non-GAAP income from continuing operations before interest and taxes, income from continuing operations, net of taxes and diluted earnings per share for the three months and years ended December 31, 2009 and 2008. The non-GAAP information excludes the impact of stock- based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.
-more-

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$14,570	$14,265
Accounts receivable, net	10,844	11,982
Prepaid expenses and other current assets	1,991	2,315
Assets held for sale	—	500
Deferred income taxes	3,370	3,084

Total current assets	30,775	32,146
Property & equipment, net	9,040	7,022
Intangibles, net	1,969	2,058
Goodwill	32,933	27,391
Other assets	620	591

Total assets	$75,337	$69,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,899	$3,832
Accrued expenses and other current liabilities	4,134	5,236
Deferred revenue	14,256	15,106
Current maturities of capital lease obligations	—	54
Current maturities of acquisition earn-out	1,184	—

Total current liabilities	23,473	24,228
Long-term capital lease obligations	—	65
Long-term liability for acquisition earn-out	1,657	—
Deferred income taxes	1,167	927
Other liabilities	505	576

Total liabilities	26,802	25,796

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	43,104	42,270
Contingent consideration	1,309	—
Retained earnings	4,039	1,080
Accumulated other comprehensive income	79	58

Total stockholders’ equity	48,535	43,412

Total liabilities & stockholders’ equity	$75,337	$69,208

-more-

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	For the Year Ended
	12/31/09	12/31/08
Cash flows from operating activities:
Net income	2,959	2,790
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	2,713	2,266
Provision (benefit) for deferred income taxes	196	(311)
Accretion of acquisition earn-out	94	—
Bad debt expense (recovery)	93	(6)
Stock based compensation expense	760	563
Loss from discontinued operations	—	3,001
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	1,943	(1,339)
Decrease (increase) in prepaid expenses and other current assets	445	(830)
(Increase) decrease in other assets	(30)	93
(Decrease) increase in accounts payable	(85)	1,599
(Decrease) increase in accrued expenses and other current liabilities	(1,099)	353
Decrease in deferred revenue	(852)	(850)
Decrease in other liabilities	(71)	(3)
Increase in net assets held for sale	—	2,442

Cash provided by continuing operations activities	$7,066	$9,768

Cash used by discontinued operations	$—	$(2,974)

Net cash provided by operating activities	$7,066	$6,794

Cash flows from investing activities:
Purchases of property and equipment	(4,083)	(2,677)
Net cash received for sale of assets of discontinued operations	500	—
Net cash paid for acquisitions	(3,144)	(7,928)

Net cash used in investing activities from continuing operations	$(6,727)	$(10,605)
Purchase of plant, property and equipment for discontinued operations	$—	$(239)

Net cash used in investing activities	$(6,727)	$(10,844)

Cash flows from financing activities:
Payments under equipment lease obligations	(118)	(153)
Excess tax benefit related to stock options	44	290
Proceeds from exercise of stock options	31	386

Net cash (used in) provided by financing activities from continuing operations	$(43)	$523

Effect of exchange rate changes on cash	9	(123)

Net increase (decrease) in cash and cash equivalents	305	(3,650)
Cash and cash equivalents at beginning of period	14,265	17,915

Cash and cash equivalents at end of period	$14,570	$14,265

#####